EXHIBIT 23.1


            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K/A into the Company's previously filed Registration Statements on Form S-8 (File Nos. 33-14455, 33-38045, 33-53796, 33-52533, 33-59040, 33-59217, 33-63703, 333-02987) and on Form S-3 (File No.
33-56441).


                                   /s/ ARTHUR ANDERSEN LLP


San Antonio, Texas
May 13, 1997